UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30928	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2005, we issued warrants to purchase an aggregate of 43,212 shares of our common stock to three individuals affiliated with and designated by Silverwood Partners LLC, our investment banking firm, as part of the fee payable to Silverwood Partners LLC by us in connection with the 7% Convertible Preferred Stock financing described under Item 3.02 below. The form of warrant is attached hereto as Exhibit 10.77. The warrants were issued to Jonathan Hodson-Walker (21,606 warrants), John C. Bowen (10,606 warrants) and Nicolas A. McCoy (10,606 warrants).

The warrants have an exercise price of $3.25 per share (subject to specified antidilution adjustments) and are exercisable until February 18, 2012. We agreed to register the underlying common stock for resale.

Item 3.02. Unregistered Sales of Equity Securities

On February 18, 2005, we completed the second closing of the private placement of shares of our 7% Convertible Preferred Stock (the “Preferred Stock”), with accompanying common stock Warrants. The first closing occurred on January 27, 2005. In this second closing, we sold to a group of accredited investors 307,691 shares of Preferred Stock and issued to those investors warrants to purchase up to 153,847 shares of our Common Stock (the “Warrants”), all pursuant to a Securities Purchase Agreement, a copy of which was filed as Exhibit 10.74 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2005 (the “Previous 8-K”). The per share purchase price of the Preferred Stock (with 0.5 Warrant) was $3.25. This second closing generated aggregate proceeds of $1,000,000; the first closing generated aggregate proceeds of $1,808,750. We have agreed to register for resale the shares of common stock underlying the Preferred Stock and Warrants pursuant to the terms of a Registration Rights Agreement, a copy of which was filed as Exhibit 10.75 to the Previous 8-K.

The Preferred Stock accrues dividends at the rate of $0.2275 per share per year, and dividends are cumulative and are payable semi-annually. The Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion price of $3.25 per share, subject to specified antidilution adjustments. The Preferred Stock shall be automatically redeemed on January 27, 2009 for $3.25 per share plus accumulated but unpaid dividends. We have the right to redeem the Preferred Stock earlier upon certain conditions.

The Warrants have an exercise price of $4.20 per share (subject to specified antidilution adjustments) and are exercisable until February 18, 2010, although we have a right to redeem the Warrants earlier upon certain conditions.

As disclosed in the Previous 8-K, we paid Gryphon Master Fund, L.P., the lead investor, a fee of $30,000 to cover its expenses incurred in connection with this financing.

We issued the Preferred Stock and Warrants in a private offering relying on the exemption provided in Section 4(2) of the Securities Act of 1933, as amended.

The Certificate of Designations of Preferred Stock, which provides for the rights, preferences and privileges of the Preferred Stock, was filed as Exhibit 3.3 to the Previous 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Document
10.77	Form of Warrant to Purchase Shares of Common Stock, dated February 18, 2005. The warrants were issued to Jonathan Hodson-Walker (21,606 warrants), John C. Bowen (10,606 warrants) and Nicolas A. McCoy (10,606 warrants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: February 22, 2005	By:	/s/ JOHN R. ZAVOLI
John R. Zavoli
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.77	Form of Warrant to Purchase Shares of Common Stock, dated February 18, 2005. The warrants were issued to Jonathan Hodson-Walker (21,606 warrants), John C. Bowen (10,606 warrants) and Nicolas A. McCoy (10,606 warrants).